UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2007

PUBLIC STORAGE

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-8389	95-3551121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

1) Reorganization as a Maryland real estate investment trust

On June 1, 2007, we completed our previously announced reorganization from a California corporation to a Maryland real estate investment trust (the “Trust”) following receipt of shareholder approval at our 2007 annual meeting. As the successor entity, the Trust hereby formally adopts the registration statements and all other filings of our predecessor, Public Storage, Inc., filed with the Securities and Exchange Commission (“SEC”) prior to the reorganization.

Before completion of the reorganization, our predecessor’s common stock and depositary shares representing interests in certain series of its preferred stock and equity stock (collectively, the “Securities”) were registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 12g-3(a) under the Exchange Act, the following securities of the Trust are now deemed registered under Section 12(b) of the Exchange Act (collectively, the “Successor’s Securities”):

•	Common shares of beneficial interest, par value $.10 per share;

•	Depositary shares representing interests in the following series of the Trust’s preferred shares of beneficial interest, par value $.01 per share:

•	7.500% Cumulative Preferred Shares, Series V;

•	6.500% Cumulative Preferred Shares, Series W;

•	6.450% Cumulative Preferred Shares, Series X;

•	6.250% Cumulative Preferred Shares, Series Z;

•	6.125% Cumulative Preferred Shares, Series A;

•	7.125% Cumulative Preferred Shares, Series B;

•	6.600% Cumulative Preferred Shares, Series C;

•	6.180% Cumulative Preferred Shares, Series D;

•	6.750% Cumulative Preferred Shares, Series E;

•	6.450% Cumulative Preferred Shares, Series F;

•	7.000% Cumulative Preferred Shares, Series G;

•	6.950% Cumulative Preferred Shares, Series H;

•	7.250% Cumulative Preferred Shares, Series I;

•	7.250% Cumulative Preferred Shares, Series K;

•	6.750% Cumulative Preferred Shares, Series L; and

•	6.625% Cumulative Preferred Shares, Series M.

•	Depositary shares representing interests in the Trust’s equity shares of beneficial interest, series A, par value $.01 per share.

As a result of the reorganization, the Trust has succeeded to the reporting status of the predecessor under the Exchange Act and hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act. In connection with the reorganization, the Trust has listed the Successor’s Securities with the New York Stock Exchange. On behalf of the predecessor, the Trust will cause the Securities to be de-listed from the New York Stock Exchange and will file a Form 15 with the SEC to terminate the registration of the Securities under the Exchange Act.

2) Description of Securities

The following description of the Trust’s securities is a summary. It does not purport to be complete or to give a complete description of applicable statutory or common law, and is subject in all respects to applicable provisions of law, and to the Articles of Amendment and Restatement of Declaration of Trust of the Trust (the “Declaration of Trust”), the articles supplementary classifying the Trust’s preferred shares of beneficial interest and equity shares of beneficial interest that were issued or reserved for issuance upon completion of the reorganization, as applicable, and the Bylaws of the Trust (the “Bylaws”), all of which are filed as exhibits to this Current Report on Form 8-K.

Common Shares of Beneficial Interest

We are authorized to issue up to 650,000,000 common shares of beneficial interest, par value $0.10 per share. Holders of our common shares will be entitled to receive dividends when, as and if declared by our board of trustees, out of funds legally available for distribution. If we fail to pay dividends on our outstanding preferred shares of beneficial interest, generally we may not pay dividends on or repurchase our common shares. If we were to liquidate, dissolve or wind up our affairs, holders of common shares will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any of our outstanding preferred shares. Holders of common shares have no preemptive rights, which means they have no right to acquire any additional common shares that we may issue at a later date.

The holders of our common shares are entitled to cast one vote for each share on all matters presented to our holders for a vote. The Declaration of Trust permits cumulative voting for the election of trustees. Our outstanding common shares are fully paid and nonassessable.

The rights, preferences and privileges of holders of our common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred shares or equity shares of beneficial interest which were outstanding upon completion of the reorganization or which we may designate and issue in the future. The preferred shares and equity shares are described below.

Preferred Shares of Beneficial Interest

We are authorized to issue up to 100,000,000 preferred shares of beneficial interest, par value $0.01 per share (“Preferred Shares”). The Declaration of Trust provides that Preferred Shares may be issued from time to time in one or more series and gives our board of trustees broad authority to fix the dividend and distribution rights, conversion and voting rights, if any, redemption provisions and liquidation preferences of each series of Preferred

Shares. Holders of Preferred Shares have no preemptive rights. The outstanding Preferred Shares are fully paid and nonassessable.

Upon completion of the reorganization, we had outstanding 17 series of Preferred Shares and had reserved for issuance, upon conversion of preferred units in one of our operating partnerships, two additional series. Each series (1) has a stated value of $25.00 per share or depositary share as applicable, (2) provides for cumulative quarterly distributions calculated as a percentage of the stated value (ranging from 6.125% to 7.500% per year) in preference to the holders of common shares and any other capital stock ranking junior to such Preferred Shares as to payment of dividends, and (3) is subject to redemption after a specified date, in whole or in part, at our option at a cash redemption price of $25.00 per share or depositary share as applicable, plus accrued and unpaid distributions.

The following table shows the series of Preferred Shares that we issued upon completion of the reorganization, including the distribution rate and date upon which such shares first will be subject to redemption at our option:

	Distribution Rate	Date First Redeemable
Depositary Shares Representing 1/1,000 of a 7.500% Cumulative Preferred Share, Series V $.01 par value	7.500%	September 30, 2007
Depositary Shares Representing 1/1,000 of a 6.500% Cumulative Preferred Share, Series W $.01 par value	6.500%	October 6, 2008
Depositary Shares Representing 1/1,000 of a 6.450% Cumulative Preferred Share, Series X $.01 par value	6.450%	November 13, 2008
6.850% Cumulative Preferred Shares, Series Y $0.01 par value	6.850%	January 2, 2009
Depositary Shares Representing 1/1,000 of a 6.250% Cumulative Preferred Share, Series Z $.01 par value	6.250%	March 5, 2009
Depositary Shares Representing 1/1,000 of a 6.125% Cumulative Preferred Share, Series A $.01 par value	6.125%	March 31, 2009
Depositary Shares Representing 1/1,000 of a 7.125% Cumulative Preferred Share, Series B $.01 par value	7.125%	June 30, 2009
Depositary Shares Representing 1/1,000 of a 6.600% Cumulative Preferred Share, Series C $.01 par value	6.600%	September 13, 2009
Depositary Shares Representing 1/1,000 of a 6.180% Cumulative Preferred Share, Series D $.01 par value	6.180%	February 28, 2010
Depositary Shares Representing 1/1,000 of a 6.750% Cumulative Preferred Share, Series E $.01 par value	6.750%	April 27, 2010
Depositary Shares Representing 1/1,000 of a 6.450% Cumulative Preferred Share, Series F $.01 par value	6.450%	August 23, 2010
Depositary Shares Representing 1/1,000 of a 7.000% Cumulative Preferred Share, Series G $.01 par value	7.000%	December 12, 2010
Depositary Shares Representing 1/1,000 of a 6.950% Cumulative Preferred Share, Series H $.01 par value	6.950%	January 19, 2011
Depositary Shares Representing 1/1,000 of a 7.250% Cumulative Preferred Share, Series I $.01 par value	7.250%	May 3, 2011
Depositary Shares Representing 1/1,000 of a 7.250% Cumulative Preferred Share, Series K $.01 par value	7.250%	August 8, 2011
Depositary Shares Representing 1/1,000 of a 6.750% Cumulative Preferred Share, Series L $.01 par value	6.750%	October 20, 2011
Depositary Shares Representing 1/1,000 of a 6.625% Cumulative Preferred Share, Series M $.01 par value	6.625%	January 9, 2012

Ranking. The Preferred Shares of each series rank with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs:

(1) senior to the common shares, any additional class of common shares, existing and future equity shares and any future series of preferred shares ranking junior to the Preferred Shares; and

(2) on a parity with all other Preferred Shares issued or reserved for issuance upon completion of the reorganization.

Distributions. Holders of Preferred Shares of a particular series are entitled to receive, when, as and if declared by our board of trustees, out of our assets legally available for payment, cash distributions at the respective rates and on the respective dates as set forth in the articles supplementary relating to such series. Each distribution will be payable to holders of record as they appear on our share transfer books on the record dates fixed by our board of trustees.

Distributions on the outstanding Preferred Shares are cumulative from and after the date of issuance or most recent payment date of dividends on the analogous series of Public Storage, Inc. preferred stock. No distributions (other than in common shares or other shares of beneficial interest ranking junior to the Preferred Shares as to distributions and upon liquidation) will be declared or paid or set aside for payment (nor will any other distribution be declared or made upon our common shares, or any of our other shares of beneficial interest ranking junior to or on a parity with the Preferred Shares of the series as to distributions or upon liquidation), nor will any common shares or any other of our shares of beneficial interest ranking junior to or on a parity with the Preferred Shares of the series as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for other shares of beneficial interest ranking junior to the Preferred Shares of the series as to distributions and upon liquidation) unless full cumulative distributions on the Preferred Shares of the series have been or contemporaneously are declared and paid or declared and a sum set apart for payment for all past distribution periods and the then current distribution period.

Any distribution made on shares of a series of cumulative Preferred Shares will first be credited against the earliest accrued but unpaid distribution due with respect to shares of the series which remains payable.

Redemption. The Preferred Shares are subject to redemption at our option, in whole or in part, beginning on the respective dates shown on the table above. The Preferred Shares also are subject to redemption at our option, in whole or in part, if the board of trustees determines in good faith that such redemption is necessary to maintain our status as a real estate investment trust (“REIT”) for tax purposes. The redemption price may be payable in cash, securities or other property, as specified in the articles supplementary relating to each outstanding series of Preferred Shares.

Notwithstanding the foregoing, no Preferred Shares of any series will be redeemed, and we will not purchase or otherwise acquire directly or indirectly any Preferred Shares of that series (except by conversion into or exchange for shares of beneficial interest ranking junior to the Preferred Shares of that series as to distributions and upon liquidation) unless all outstanding Preferred Shares of the series in question are simultaneously redeemed and, in each case full cumulative distributions on the Preferred Shares of that series will have been or contemporaneously are declared and paid or declared and a sum sufficient for payment for all past distribution periods and the then current distribution period is set apart.

If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by us, and these shares must be redeemed pro rata from the holders of record of these shares in proportion to the number of these shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on our share transfer books. Each notice will state:

(1) the redemption date;

(2) the number of shares and series of the Preferred Shares to be redeemed;

(3) the redemption price;

(4) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; and

(5) that distributions on the Preferred Shares to be redeemed will cease to accrue on the redemption date.

If fewer than all the Preferred Shares of any series are to be redeemed, the notice mailed to each holder will also specify the number of Preferred Shares to be redeemed from the holder and, upon redemption, a new certificate will be issued representing the unredeemed shares without cost to the holder. To facilitate the redemption of Preferred Shares, our board of trustees may fix a record date for the determination of Preferred Shares to be redeemed. The record date may not be less than 30 or more than 60 days before the date fixed for redemption.

If notice has been given as provided above, unless we default in providing funds for the payment of the redemption price on that date, then from and after the redemption date all distributions on the Preferred Shares called for redemption will cease. From and after the redemption date, unless we default, all rights of the holders of our Preferred Shares of such series, except the right to receive the redemption price (but without interest), will cease.

Subject to applicable law and the limitation on purchases when distributions on Preferred Shares are in arrears, we may, at any time and from time to time, purchase any Preferred Shares in the open market, by tender or by private agreement.

Liquidation Preference. If we voluntarily or involuntarily liquidate, dissolve or wind-up our affairs, then, before we make any distribution or payment to the holders of any common shares or any other class or series of shares of beneficial interest ranking junior to the Preferred Shares in the distribution of assets upon our liquidation, dissolution or winding up, the holders of each series of Preferred Shares will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable articles supplementary relating to such series), plus an amount equal to all accrued and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of our remaining assets. In the event that, upon the voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares of any series and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest ranking on a parity with the Preferred Shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Preferred Shares and all other such classes or series of shares of beneficial interest will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of Preferred Shares, our remaining assets will be distributed among the holders of any other classes or series of shares of beneficial interest ranking junior to the Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, our consolidation or merger with or into any other corporation, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up.

Voting Rights. Holders of the Preferred Shares have no voting rights, except as set forth below or as otherwise expressly required by law or as indicated in the applicable articles supplementary.

If six quarterly distributions payable on any series of Preferred Shares are in default (whether or not declared or consecutive), the holders of all the series of Preferred Shares, voting as a single class with all other series of Preferred Shares upon which similar voting rights have been conferred and are exercisable, will be entitled to elect two additional trustees until all distributions in default have been paid or declared and set apart for payment.

The right to vote separately to elect trustees will, when vested, be subject, always, to the same provisions for vesting of the right to elect trustees separately in the case of future distribution defaults. At any time when the right to elect trustees separately has vested, we may, and upon the written request of the holders of record of not less than 20% of our total number of Preferred Shares then outstanding will, call a special meeting of shareholders for the election of trustees. In the case of the written request, a special meeting will be held within 90 days after the delivery of the request and, in either case, at the place and upon the notice provided by law and in the bylaws. However, we will not be required to call a special meeting if the request is received less than 120 days before the date fixed for the next annual meeting of shareholders, and the holders of all classes of outstanding Preferred Shares are offered the opportunity to elect the trustees (or fill any vacancy) at the annual meeting of shareholders. Trustees so elected will serve until the next annual meeting of shareholders or until their respective successors are elected and qualify. If, before the end of the term of any trustee so elected, a vacancy in the office of the trustee occurs, during the continuance of a default by reason of death, resignation, or disability, the vacancy will be filled for the unexpired term of the former trustee by the appointment of a new trustee by the remaining trustee or trustees so elected.

The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Preferred Shares of each series will be required to amend or repeal any provision of, or add any provision to, our Declaration of Trust, including the articles supplementary, if this action would adversely alter or change the rights, preferences or privileges of the series of Preferred Shares.

Our board of trustees will not, without the consent of holders of at least 66 2/3% of the outstanding Preferred Shares, voting as a single class, authorize another class of shares of beneficial interest senior to the Preferred Shares. No consent or approval of the holders of any series of Preferred Shares will be required for the issuance from authorized but unissued Preferred Shares of other Preferred Shares of any series ranking on a parity with or junior to the Preferred Shares in question, or senior to a series of Preferred Shares expressly made junior to that series of Preferred Shares as to payment of distributions and distribution of assets, including other Preferred Shares of the same series.

These voting provisions will not apply if, at or prior to the time when the act with respect to which a vote would otherwise be required is effected, all outstanding Preferred Shares of the series had been redeemed or called for redemption upon proper notice and sufficient funds had been deposited in trust to effect the redemption.

Equity Shares

We are authorized to issue up to 100,000,000 equity shares of beneficial interest, par value $.01 per share. The Declaration of Trust provides that the equity shares may be issued from time to time in one or more series and gives the board of trustees broad authority to fix the distribution, conversion and voting rights, redemption provisions and liquidation rights of each series of equity shares. Holders of equity shares have no preemptive rights. The outstanding equity shares are fully paid and nonassessable.

Upon completion of the reorganization, we have outstanding two series of equity shares, consisting of 8,740.766 equity shares, series A, and 4,289,544 equity shares, series AAA, each of which rank on a parity with our common shares. The equity shares, series A are represented by 8,740,766 depositary shares (each depositary share representing 1/1000 of an equity share, series A). Our equity shares, series A (1) provide for cash distributions at the rate of five times the distributions on the common share per depositary share, but not more than $2.45 per depositary share per year, (2) may be redeemed on or after March 31, 2010 at $24.50 per depositary share, (3) on liquidation receives the same per share amount allocated in respect of a common share, but not to exceed $24.50 per depositary share, (4) are convertible into common shares at the rate of one depositary share into .956 common shares if we fail to preserve our status as a REIT and (5) vote as a single class with the common shares at the rate of one-tenth of a vote per depositary share.

Our equity shares, series AAA (1) provide for cash distributions at the rate of five times the distributions on the common shares, provided that such distributions shall be neither more than $.539101563 per share per quarter nor less than the lesser of $2.15640625 per share per year or five times the dividends per common share per year, (2) are not redeemable except in certain limited circumstances (including if the Corporation determines a redemption is necessary to maintain the Corporation’s status as a REIT), (3) receive on liquidation, dissolution or winding up of the Corporation 120% of the amount distributed per common share, (4) are not convertible into common shares except in certain limited circumstances and (5) have no voting rights.

Depositary Shares

Certain of our outstanding Preferred Shares and equity shares are represented by depositary shares, each of which represents a fractional interest in a Preferred Share or Equity Share of a specified series as described in the applicable articles supplementary. The Preferred Shares or Equity Shares represented by the depositary shares are deposited with Computershare Trust Company, N.A., or other depositary, under a deposit agreement, among the depositary, the holders of the depositary receipts and us. Depositary receipts are certificates evidencing depositary shares. The depositary serves as the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Distributions. The depositary will distribute all cash or other cash distributions received in respect of the series of Preferred Shares or Equity Shares represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of Preferred Shares or Equity Shares. The depositary, however, will distribute only an amount as can be distributed without attributing to any depositary share a fraction of one cent with any undistributed balance added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, in proportion, as nearly as may be practicable, to the number of depositary shares owned by those holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make the distribution. If this occurs, the depositary may (with our approval) sell the property and distribute the net proceeds from that sale to those holders or adopt another method of distribution as it deems equitable and appropriate.

Liquidation Rights. If we liquidate, dissolve or wind up our affairs, whether voluntarily or involuntarily, the holders of each depositary share will be entitled to the fraction of the liquidation amount accorded each share of the applicable series of Preferred Shares or Equity Shares, as set forth in the applicable articles supplementary.

Redemption. For all cases where series of Preferred Shares or Equity Shares represented by that series of depositary shares is redeemable, those depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of Preferred Shares or Equity Shares held by the depositary. Whenever we redeem any Preferred Shares or Equity Shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the Preferred Shares or Equity Shares so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the Preferred Shares or Equity Shares and the depositary shares to the record holders of the depositary receipts.

Voting. Promptly upon receipt of notice of any meeting at which the holders of the series of Preferred Shares or Equity Shares represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts as of the record date for that meeting. Each record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of Preferred Shares or Equity Shares represented by that record holder’s depositary shares. The depositary will then try, as far as practicable, to vote the Preferred Shares or Equity Shares represented by such depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any of the Preferred Shares or Equity Shares to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Shares or Equity Shares. Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the holder of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole Preferred Shares or Equity Shares and all money and other property, if any, represented by those depositary shares. Partial Preferred Shares or Equity Shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole Preferred Shares or Equity Shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred shares or equity shares will not be entitled to deposit those shares under the deposit agreement or to receive depositary receipts evidencing depositary shares.

Amendment and Termination of Deposit Agreement. The form of depositary receipt evidencing the depositary shares of any series and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares of any series will not be effective unless that amendment has been approved by the holders of at least a majority of the depositary shares of that series then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing those depositary shares with instructions to the depositary to deliver to the holder the Preferred Shares or Equity Shares and all money and other property, if any, represented by the depositary receipt, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by the depositary or by us only if:

(1) all outstanding depositary shares have been redeemed or

(2) there has been a final distribution in respect of the Preferred Shares or Equity Shares in connection with our liquidation, dissolution or winding up and the distribution has been made to all the holders of depositary shares.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the Preferred Shares or Equity Shares and the initial issuance of the depositary shares, and redemption of the Preferred Shares or Equity Shares and all withdrawals of Preferred Shares or Equity Shares by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and those other charges as are provided in the deposit agreement to be for their accounts. In some circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt if the charges are not paid.

Miscellaneous. The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the Preferred Shares or Equity Shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of Preferred Shares or Equity Shares.

Neither the depositary nor we assume any obligation or liability under the deposit agreement to holders of depositary receipts other than for its or our negligence or willful misconduct. Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of the depositary’s duties under the deposit agreement. Neither of them will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or Preferred Shares or Equity Shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give the information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

Power to Reclassify Shares and Issue Additional Shares

The Declaration of Trust authorizes the board of trustees to classify any unissued Preferred Shares or Equity Shares and to reclassify any previously classified but unissued common shares, Preferred Shares and Equity Shares of any series from time to time in one or more series, as authorized by the board of trustees. Prior to issuance of any classified or reclassified shares of a particular class or series, the board of trustees is required by the Maryland REIT law and the Declaration of Trust to set for each such class or series, subject to the provisions of the Declaration of Trust regarding the restrictions on transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. As a result, the board of trustees could authorize the issuance of Preferred Shares or Equity Shares that have priority over the common shares with respect to dividends and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of common shares or otherwise might be in their best interest.

Holders of our shares will not have preemptive rights, which means they will have no right to acquire any additional shares that we may issue at a subsequent date.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares (after taking into account options to acquire shares) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.

To maintain our qualification as a REIT, the Declaration of Trust provides that:

•

no person, other than an excepted holder or a designated investment entity (each as defined in the Declaration of Trust and as described below), may own directly or indirectly, or be deemed to own by virtue of the attribution provisions of the Code, more than 3%, in value or number of common shares, whichever is more restrictive, of the outstanding shares of any class or series of common shares;

•

no person, other than a designated investment entity or an excepted holder (each as defined in the Declaration of Trust and as described below), may own directly or indirectly, or be deemed to own through attribution, more than 9.9% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of preferred shares, or equity shares;

•

no excepted holder, which means certain members of the Hughes family, certain trusts established for the benefit of members of the Hughes family, certain related entities, as well as persons whose ownership of shares would cause members of the Hughes family to be deemed to own shares pursuant to application attribution rules under the Code, may own directly or indirectly common shares if, under the applicable tax attribution rules of the Code, any single excepted holder who is treated as an individual would own more than 35.66%, in value or number of shares, whichever is more restrictive, of any class or series of the outstanding common shares, any two excepted holders treated as individuals would own more than 38.66%, in value or number of shares, whichever is more restrictive, of any class or series of the outstanding common shares, any three excepted holders treated as individuals would own more than 41.66%, in value or number of shares, whichever is more restrictive, of any class or series of the outstanding common shares, any four excepted holders treated as individuals would own more than 44.66%, in value or number of shares, whichever is more restrictive, of any class or series of the outstanding common shares, or any five excepted holders treated as individuals would own more than 47.66%, in value or number of shares, whichever is more restrictive, of any class or series of the outstanding common shares;

•

no excepted holder, as described above, may own directly or indirectly, or be deemed to own through attribution, more than 15% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of equity shares; there is no special limit specifically applicable to preferred shares except the general ownership limit;

•

no designated investment entity may acquire or hold, directly or indirectly (or through attribution), shares in excess of the designated investment entity limit of 9.9%, in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of common shares;

•	a designated investment entity may acquire or hold, directly or indirectly (or through attribution), 100% of the outstanding shares of any class or series of preferred shares or equity shares;

•

no person shall actually or beneficially own our shares to the extent that such ownership would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT at any time; and

•	no person shall transfer our shares if such transfer would result in our shares being owned by fewer than 100 persons at any time.

The excepted holder limit has been established in light of the fact that the Hughes family and certain related trusts and entities, upon completion of the reorganization, own approximately 27% of our common shares, and have the right to acquire additional shares up to 35.66% of our outstanding common shares. The excepted holder limit allows excepted holders, defined in the Declaration of Trust to include certain members of the Hughes family, certain trusts established for the benefit of members of the Hughes family and certain related entities, to own up to 47.66% of the outstanding shares of any class or series of common shares, so long as no one individual excepted holder would own in excess of 35.66% of the outstanding shares of any such class or series. We believe that the excepted holder limit will not jeopardize our status as a REIT because no five excepted holders can own more than 47.66% of any class or series of our outstanding common shares and, thus, we will be in compliance with the REIT qualification requirement prohibiting five or fewer individuals from owning more than 50% of the value of our outstanding shares.

The Declaration of Trust defines a “designated investment entity” as:

1. an entity that is a pension trust that qualifies for look-through treatment under Section 856(h)(3) of the Code;

2. an entity that qualifies as a regulated investment company under Section 851 of the Code; or

3. an entity (referred to in the Declaration of Trust as a “qualified investment manager”) that (i) for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing or selling securities; (ii) purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of the Trust, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Securities Exchange Act of 1934, as amended; and (iii) has or shares voting power and investment power under the Securities Exchange Act of 1934, as amended;

so long as each beneficial owner of such entity, or in the case of a qualified investment manager holding shares solely for the benefit of its customer account holders, the individual account holders of the accounts managed by such entity, would satisfy the 3% common share or 9.9% preferred share or equity share ownership limit, as applicable, if such beneficial owner or account holder owned directly its proportionate share of the shares held by the entity.

Under the Declaration of Trust, the board of trustees may, in its sole and absolute discretion, exempt a shareholder that is not an individual from the 3% ownership limit for common shares, the 9.9% ownership limit for Preferred and Equity Shares, or the ownership limit for common shares applicable to designated investment entities, if such shareholder provides information and makes representations to the board of trustees that are satisfactory to the board of trustees, in its sole and absolute discretion, to establish that such person’s ownership in excess of the applicable ownership limit would not jeopardize our qualification as a REIT. Prior to the reorganization, the Corporation’s board of directors had granted waivers to certain persons, in accordance with the Corporation’s existing charter and bylaws, to own shares in excess of the ownership limits set forth therein. These waivers remain in effect following the reorganization.

Any person who acquires or attempts or intends to acquire actual/or beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as the board of trustees may request in order to determine the effect of such transfer on our status as a REIT. If any transfer of shares or any other event would otherwise result in any person violating the ownership limits described above, then the Declaration of Trust provides that (a) the transfer will be void and of no force or effect with respect to the prohibited transferee with respect to that number of shares that exceeds the ownership limits and (b) the prohibited transferee would not acquire any right or interest in the shares. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

All certificates representing our shares will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our shares, including common shares, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as the board of trustees may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the various ownership limitations. In addition, each shareholder shall upon demand be required to provide to the board of trustees such information as the board of trustees may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, deter or prevent a transaction or a change in control that might involve a premium price for the common shares or might otherwise be in the best interest of our shareholders.

Certain Provisions of Maryland Law and the Declaration of Trust and Bylaws

The following description of certain provisions of Maryland law and of the Declaration of Trust and Bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law and the Declaration of Trust and Bylaws.

Number of Trustees; Vacancies

The Declaration of Trust and Bylaws provide that the number of our trustees will be established by a vote of a majority of the members of our board of trustees. We currently have the same ten individuals serving as directors of the Corporation as trustees. The Bylaws provide that any vacancy, including a vacancy created by an increase in the number of trustees, may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. As is the case with the Corporation, pursuant to the Declaration of Trust, each of our trustees will be elected by its shareholders to serve until the next annual meeting and until their successors are duly elected and qualified. The Declaration of Trust permits cumulative voting for the election of trustees.

The Bylaws provide that at least a majority of the trustees will be “independent,” with independence being defined in the manner established by the board of trustees and in a manner consistent with listing standards established by the New York Stock Exchange.

Removal of Trustees

The Declaration of Trust provides that a trustee may be removed only with cause and only upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. Absent removal of all of the trustees, this provision, when coupled with the provision in the Bylaws authorizing the board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.

Business Combinations

The Declaration of Trust exempts transactions with the Hughes family and their current and future affiliates from the provisions of the Maryland business combination statute described below. In addition, the board of trustees has approved a resolution that exempts transactions between us and any other “interested shareholder” from the provisions of the Maryland business combination statute described below but may opt to make these provisions applicable to transactions between us and any interested shareholder other than a member of the Hughes family in the future. Maryland law prohibits “business combinations” between us and an interested shareholder or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested shareholder as:

•	any person who beneficially owns 10% or more of the voting power of our shares; or

•

an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares.

A person is not an interested shareholder if the board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of trustees.

After the five-year prohibition, any business combination between us and an interested shareholder generally must be recommended by our board of trustees and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding shares of beneficial interest; and

•

two-thirds of the votes entitled to be cast by holders of our voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if our common shareholders receive a minimum price, as described under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are approved by our board of trustees before the time that the interested shareholder becomes an interested shareholder.

Control Share Acquisitions

The Declaration of Trust contains a provision stating that the control shares provisions of Maryland law will not apply to any control share acquisition by any excepted holder, including certain members of the Hughes family, certain trusts established for the benefit of members of the Hughes family and certain related entities and current and future affiliates of an excepted holder. In addition, the Bylaws contain a provision exempting any and all acquisitions of our common shares from the control shares provisions of Maryland law. Except in the case of the excepted holders described in the Declaration of Trust, the board of trustees may opt to make these provisions applicable to us at any time by amending or repealing this bylaw provision in the future, and may do so on a retroactive basis. Maryland law provides that “control shares” of a Maryland REIT acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by our officers or trustees who are our employees are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares that, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise or direct the exercise of the voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the special meeting. If no request for a special meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the shareholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting, the acquiror may then vote a majority of the shares entitled to vote, and all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by the Declaration of Trust or Bylaws.

Merger, Amendment of Declaration of Trust

Under Maryland REIT law, a Maryland REIT generally cannot dissolve, amend its declaration of trust or merge with another entity unless recommended by the trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter, is set forth in the REIT’s declaration of trust. In the Declaration of Trust, we have set the vote required to approve most amendments of the Declaration of Trust and mergers required to be submitted to shareholders to a majority of all votes entitled to be cast on the matter. Amendments to provisions of the Declaration of Trust exempting the excepted holders from the business combination and control share acquisition provisions of Maryland law will require, in addition to adoption of a resolution by the board of trustees, the affirmative vote of the holders of 80% of the votes entitled to be cast on the matter. In addition, under the Maryland REIT law and the Declaration of Trust, our trustees will be permitted, without any action by our shareholders, to amend the Declaration of Trust from time to time to qualify as a REIT under the Code or the Maryland REIT law.

Limitation of Liability and Indemnification

The Declaration of Trust limits the liability of our trustees and officers for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the trustee that was material to the cause of action adjudicated.

The Declaration of Trust requires us, to the maximum extent permitted by Maryland law, to pay or reimburse reasonable expenses to, any of our present or former trustees or officers or any individual who, while a trustee or officer and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise.

Consistent with Maryland law, we are required to indemnify our present and former trustees and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

•	the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the trustee or officer actually received an improper personal benefit in money, property or services; or

•	in a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.

However, Maryland law prohibits us from indemnifying our present and former trustees and officers for an adverse judgment in a derivative action or if the trustee or officer was adjudged to be liable for an improper personal benefit. The Bylaws and Maryland law require us, as a condition to advancing expenses in certain circumstances, to obtain:

•	a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking to repay the amount reimbursed if the standard of conduct is not met.

Term and Termination

The Declaration of Trust provides for us to have a perpetual existence. Pursuant to the Declaration of Trust, and subject to the provisions of any of our classes or series of shares of beneficial interest then outstanding and the approval by a majority of the entire board of trustees, our shareholders, at any meeting thereof, by the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of the Declaration of Trust and Bylaws

The business combination provisions of Maryland law (if our board of trustees opts to make them applicable to us), the control share acquisition provisions of Maryland law (if the applicable provision in the Bylaws is rescinded), the limitations on removal of trustees, the restrictions on the acquisition of our shares of beneficial interest, the power to issue additional common shares, preferred shares or equity shares and the advance notice provisions of the Bylaws could have the effect of delaying, deterring or preventing a transaction or a change in the control that might involve a premium price for holders of our common shares or might otherwise be in their best interest. Certain provisions of Maryland law permit the board of trustees, without shareholder approval and regardless of what is provided in the Declaration of Trust or Bylaws, to implement takeover defenses that we may not yet have and to take, or refrain from taking, certain other actions without those decisions being subject to any heightened standard of conduct or standard of review as such decisions may be subject in certain other jurisdictions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Articles of Amendment and Restatement of Declaration of Trust of Public Storage, a Maryland real estate investment trust

3.2	Bylaws of Public Storage, a Maryland real estate investment trust

3.3	Articles Supplementary for Public Storage Equity Shares, Series A

3.4	Articles Supplementary for Public Storage Equity Shares, Series AAA

3.5	Articles Supplementary for Public Storage 7.500% Cumulative Preferred Shares, Series V

3.6	Articles Supplementary for Public Storage 6.500% Cumulative Preferred Shares, Series W

3.7	Articles Supplementary for Public Storage 6.450% Cumulative Preferred Shares , Series X

3.8	Articles Supplementary for Public Storage 6.850% Cumulative Preferred Shares, Series Y

3.9	Articles Supplementary for Public Storage 6.250% Cumulative Preferred Shares, Series Z

3.10	Articles Supplementary for Public Storage 6.125% Cumulative Preferred Shares, Series A

3.11	Articles Supplementary for Public Storage 7.125% Cumulative Preferred Shares, Series B

3.12	Articles Supplementary for Public Storage 6.600% Cumulative Preferred Shares, Series C

3.13	Articles Supplementary for Public Storage 6.180% Cumulative Preferred Shares, Series D

3.14	Articles Supplementary for Public Storage 6.750% Cumulative Preferred Shares, Series E

3.15	Articles Supplementary for Public Storage 6.450% Cumulative Preferred Shares, Series F

3.16	Articles Supplementary for Public Storage 7.000% Cumulative Preferred Shares, Series G

3.17	Articles Supplementary for Public Storage 6.950% Cumulative Preferred Shares, Series H

3.18	Articles Supplementary for Public Storage 7.250% Cumulative Preferred Shares, Series I

3.19	Articles Supplementary for Public Storage 7.250% Cumulative Preferred Shares, Series K

3.20	Articles Supplementary for Public Storage 6.750% Cumulative Preferred Shares, Series L

3.21	Articles Supplementary for Public Storage 6.625% Cumulative Preferred Shares, Series M

10.1	Master Deposit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2007

PUBLIC STORAGE

By:	/s/ Stephanie Heim
Stephanie Heim
Vice President